Exhibit 99.4

FOR IMMEDIATE RELEASE

Ener-Core, Inc. Announces New CFO Kelly Anderson

Irvine, CA – November 15, 2013 – Ener-Core, Inc. (OTCQB: ENCR; the “Company”), announced the appointment of Kelly Anderson as Chief Financial Officer and Treasurer of the Company, effective today.

Ms. Anderson is a certified public accountant with over 15 years of corporate finance, accounting and senior management experience. She has an impeccable record, operating in senior finance positions in large, Fortune 500 company environments, as well as publicly traded microcap companies, and was instrumental in raising over $30 million in her last role within the clean tech space. Previously, between April 2010 and February 2012, Ms. Anderson was the President and Chief Financial Officer of T3 Motion, Inc, (“T3”), an electric vehicle technology company.

Prior to that, Ms. Anderson served as T3’s Executive Vice President and Chief Financial Officer and as a director from January 2009 until January 2010. From 2006 until 2008, Ms. Anderson was Vice President at Experian, a leading credit reporting agency. From 2004 until 2006, Ms. Anderson was Chief Accounting Officer for TripleNet Properties, G REIT, Inc., T REIT, Inc., NNN 2002 Value Fund, LLC, and Chief Financial Officer of NNN 2003 Value Fund, LLC and A REIT, Inc., all of which were real estate investment funds managed by TripleNet Properties. From 1996 to 2004, Ms. Anderson held senior financial positions with The First American Corp. (NYSE: FAF), a Fortune 500 title insurance company. She is a graduate of the College of Business and Economics at California State University, Fullerton and currently sits on the board of directors of the Santa Ana YMCA.

Ms. Anderson replaces James Thorburn, whose contract as interim CFO completed this week. “Jim was instrumental in assisting the Company through a successful merger process. We thank him for his hard work and invaluable contributions to the Company and wish him well in all of his future endeavors,” stated Mr. Castro.

Regarding Ms. Anderson’s appointment, Mr. Castro commented, “Ms. Anderson’s broad-based experience as a finance professional, including large, mature companies as well as microcap public companies, gives her a solid platform for the job of Chief Financial Officer of Ener-Core.” Mr. Castro continued, “We welcome Kelly and look forward to working with her as a key part of the Company's management team.”

Ms. Anderson added, “I am excited to join Ener-Core at this important point in the Company’s evolution. I look forward to contributing my experience and expertise to ensure continued growth for the Company and to help drive shareholder value, and will be fully engaged in working hand-in-hand with the strong leadership team at Ener-Core to achieve its growth and profitability objectives.”

About Ener-Core, Inc.

Ener-Core, Inc. (“Ener-Core”) designs and manufactures innovative systems for producing continuous energy from a broad range of sources, including previously unusable ultra-low quality gas.  The Ener-Core Gradual Oxidizer, our patented oxidation technology, enables the conversion of these gases into useful heat and power with the lowest known associated emissions. With the Ener-Core Gradual Oxidizer  matched to gas turbines, Ener-Core offers systems with fuel flexibility and pollution control for power generation. The Gradual Oxidizer can also be customized for integration with larger existing power generation systems to offer unparalleled pollution control and achieve zero emissions.

Ener-Core has developed the 250kW Ener-Core Powerstation FP250 (“FP250”), and its larger counterpart, the 2MW Ener-Core Powerstation KG2-3G/GO, to transform methane gas, especially “ultra-low-Btu gas” from landfills, coal mines, oil fields and other low quality methane sources into continuous clean electricity with near-zero emissions. The Powerstations are specifically engineered for fuel flexibility and modularity, so that these low-Btu gas sources can be used as an energy resource instead of wasted through venting and/or flaring.

With dedication, deep expertise, and broad energy experience, Ener-Core serves several markets globally, including oil fields, biogas, coal mines, natural gas, emissions control, and utility power generation. For more information, please visit the Ener-core website: http://ener-core.com/

Communications Contact:

KCSA Strategic Communications

Julie Silber

Investor Relations

212-896-1225

jsilber@kcsa.com

Anne Donohoe

Public Relations

212-896-1261

adonohoe@kcsa.com

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of November 15, 2013. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.